RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2003-QS12 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

           MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, 2003-QS12

           $ 1,240,854                 0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                    Prospectus Supplement dated June 24, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 24, 2003.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:

                                        CREDIT SCORE OF THE MORTGAGE LOANS

                                             NUMBER OF                  PERCENT OF  AVERAGE    WEIGHTED
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                             LOANS       BALANCE       LOANS      BALANCE     RATIO
------------------------------------------   ---------   ------------   ---------   --------   ----------
499 or less ..............................           7   $    459,012       0.25%   $ 65,573      76.24%
500 - 519 ................................           3        194,026       0.11      64,675      82.75
520 - 539 ................................           2        354,239       0.19     177,119      80.00
540 - 559 ................................           5        621,365       0.34     124,273      65.78
560 - 579 ................................          11      1,364,294       0.75     124,027      75.42
580 - 599 ................................          13      1,085,973       0.59      83,536      63.37
600 - 619 ................................          20      2,602,459       1.43     130,123      69.11
620 - 639 ................................          31      4,338,587       2.38     139,954      71.23
640 - 659 ................................          40      4,807,481       2.63     120,187      67.28
660 - 679 ................................         111     17,532,882       9.60     157,954      67.76
680 - 699 ................................         118     16,247,189       8.90     137,688      65.04
700 - 719 ................................         167     23,770,689      13.02     142,339      67.62
720 - 739 ................................         159     21,658,627      11.86     136,218      63.85
740 - 759 ................................         141     22,376,738      12.26     158,700      67.35
760 - 779 ................................         179     26,429,177      14.47     147,649      63.61
780 - 799 ................................         171     25,502,456      13.97     149,137      59.49
800 or greater ...........................          88     13,245,892       7.25     150,521      56.03
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......       1,266   $182,591,088     100.00%   $144,227      64.55%
                                             =========   ============   ========

         The minimum and maximum credit scores of the mortgage loans were 403 and 817, respectively, and the weighted average credit score of the mortgage loans was 730.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

                                              OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Primary Residence ........................         972   $154,098,561      84.40%   $158,538        729      64.61%
Second/Vacation ..........................          18      3,525,623       1.93     195,868        743      65.50
Non Owner-occupied .......................         276     24,966,904      13.67      90,460        734      64.09
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,266   $182,591,088     100.00%   $144,227        730      64.55%
                                             =========   ============   ========

                                                      PURPOSE OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Purchase .................................          92   $ 11,648,472       6.38%   $126,614        734      74.65%
Rate/Term Refinance ......................         562     80,923,017      44.32     143,991        736      60.86
Equity Refinance .........................         612     90,019,598      49.30     147,091        724      66.56
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,266   $182,591,088     100.00%   $144,227        730      64.55%
                                             =========   ============   ========

                                             MORTGAGED PROPERTY TYPES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Single-family detached ...................         943   $136,044,287      74.51%   $144,268        729      64.79%
Planned Unit Developments (detached) .....         124     23,132,196      12.67     186,550        729      65.99
Two-to-four family units .................          94     12,667,967       6.94     134,766        726      63.02
Condo Low-Rise (less than 5 stories) .....          59      5,442,087       2.98      92,239        741      60.80
Planned Unit Developments (attached) .....          14      1,753,250       0.96     125,232        767      62.89
Townhouse ................................           9      1,434,400       0.79     159,378        745      55.97
Manufactured Home ........................          14        835,689       0.46      59,692        730      64.47
Condo High-Rise (9 stories or more) ......           4        758,951       0.42     189,738        749      54.29
Condotel (1 to 4 stories) ................           2        347,265       0.19     173,633        798      60.49
Condo Mid-Rise (5 to 8 stories) ..........           2        105,370       0.06      52,685        735      77.46
Condotel (5 to 8 stories) ................           1         69,626       0.04      69,626        780      30.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,266   $182,591,088     100.00%   $144,227        730      64.55%
                                             =========   ============   ========

                               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Alabama ..................................          16   $  2,074,516       1.14%   $129,657        701      81.90%
Arkansas .................................           9        910,782       0.50     101,198        718      76.13
Arizona ..................................          42      6,507,793       3.56     154,947        721      65.26
California ...............................         258     51,518,652      28.22     199,685        744      55.74
Colorado .................................          25      2,980,885       1.63     119,235        730      62.82
Connecticut ..............................          13      3,002,655       1.64     230,973        749      52.56
District of Columbia .....................           1         64,684       0.04      64,684        729      38.00
Delaware .................................           2        666,060       0.36     333,030        770      69.12
Florida ..................................          91      9,729,930       5.33     106,922        725      63.60
Georgia ..................................          19      3,321,508       1.82     174,816        734      73.68
Hawaii ...................................           3        329,558       0.18     109,853        725      54.72
Iowa .....................................           6        491,320       0.27      81,887        716      80.94
Idaho ....................................           3        221,922       0.12      73,974        699      71.57
Illinois .................................          45      5,430,254       2.97     120,672        710      66.02
Indiana ..................................          18      1,611,390       0.88      89,522        698      79.41
Kansas ...................................          11        820,645       0.45      74,604        703      76.85
Kentucky .................................           7        557,437       0.31      79,634        714      70.38
Louisiana ................................          11      1,120,298       0.61     101,845        706      61.36
Massachusetts ............................          27      4,679,986       2.56     173,333        733      58.87
Maryland .................................          28      4,541,086       2.49     162,182        721      64.86
Maine ....................................           7        697,958       0.38      99,708        721      69.90
Michigan .................................          57      7,942,094       4.35     139,335        707      66.75
Minnesota ................................          16      1,805,622       0.99     112,851        737      64.01
Missouri .................................          17      1,762,277       0.97     103,663        744      70.46
Mississippi ..............................           3        200,154       0.11      66,718        671      81.44
Montana ..................................           9        802,639       0.44      89,182        742      74.02
North Carolina ...........................          27      3,062,445       1.68     113,424        728      65.87
Nebraska .................................           6        505,677       0.28      84,279        688      85.45
New Hampshire ............................          11        996,482       0.55      90,589        737      53.96
New Jersey ...............................          28      4,608,309       2.52     164,582        727      62.95
New Mexico ...............................          10      1,531,390       0.84     153,139        733      75.40
Nevada ...................................          17      3,107,766       1.70     182,810        721      69.27
New York .................................          19      3,970,518       2.17     208,975        731      60.40
Ohio .....................................          34      3,995,919       2.19     117,527        713      74.43
Oklahoma .................................          26      3,062,151       1.68     117,775        717      77.78
Oregon ...................................          18      2,129,927       1.17     118,329        741      68.50
Pennsylvania .............................          16      1,740,800       0.95     108,800        707      72.07
Rhode Island .............................           5        563,320       0.31     112,664        760      62.10
South Carolina ...........................          15      1,183,736       0.65      78,916        730      73.10
Tennessee ................................          20      1,874,459       1.03      93,723        727      76.16
Texas ....................................         173     23,178,386      12.69     133,979        722      71.02
Utah .....................................          10      1,429,318       0.78     142,932        718      76.03
Virginia .................................          53      7,071,713       3.87     133,429        748      66.28
Vermont ..................................           1        113,111       0.06     113,111        726      60.00
Washington ...............................          23      3,505,790       1.92     152,426        730      73.14
Wisconsin ................................           3        356,104       0.20     118,701        739      82.23
West Virginia ............................           1         79,447       0.04      79,447        722      49.00
Wyoming ..................................           6        732,214       0.40     122,036        725      65.77
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,266   $182,591,088     100.00%   $144,227        730      64.55%
                                             =========   ============   ========

----------------
No more than 0.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California

                                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Full Documentation .......................         407   $ 56,006,135      30.67%   $137,607        733      68.57%
Reduced Documentation ....................         859    126,584,953      69.33     147,363        729      62.78
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,266   $182,591,088     100.00%   $144,227        730      64.55%
                                             =========   ============   ========

         No more than 31.6% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 5.0% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                  MORTGAGE RATES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.750 - 4.874 ............................           3   $    350,875       0.19%   $116,958        763      41.72%
4.875 - 4.999 ............................          26      4,484,062       2.46     172,464        741      55.57
5.000 - 5.124 ............................          40      8,300,696       4.55     207,517        755      53.63
5.125 - 5.249 ............................          54      9,093,387       4.98     168,396        755      55.62
5.250 - 5.374 ............................          99     15,865,784       8.69     160,260        741      62.03
5.375 - 5.499 ............................         234     37,787,854      20.70     161,487        729      64.45
5.500 - 5.624 ............................         202     34,700,203      19.00     171,783        730      65.41
5.625 - 5.749 ............................         163     21,479,490      11.76     131,776        735      64.80
5.750 - 5.874 ............................         135     18,171,324       9.95     134,602        719      67.79
5.875 - 5.999 ............................         110     15,354,475       8.41     139,586        709      69.73
6.000 - 6.124 ............................          90      7,864,452       4.31      87,383        723      73.33
6.125 - 6.249 ............................          43      3,882,833       2.13      90,298        713      67.68
6.250 - 6.374 ............................          27      2,179,778       1.19      80,733        723      67.29
6.375 - 6.499 ............................          15      1,618,919       0.89     107,928        713      63.35
6.500 - 6.624 ............................          14        765,146       0.42      54,653        723      64.10
6.625 - 6.749 ............................           7        416,811       0.23      59,544        646      82.24
6.750 - 6.874 ............................           2        164,695       0.09      82,347        673      71.46
6.875 - 6.999 ............................           1         40,846       0.02      40,846        580      63.00
7.125 - 7.249 ............................           1         69,459       0.04      69,459        781      27.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,266   $182,591,088     100.00%   $144,227        730      64.55%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 5.5259% per annum.

                                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.470 ....................................           3   $    350,875       0.19%   $116,958        763      41.72%
4.595 ....................................          26      4,484,062       2.46     172,464        741      55.57
4.720 ....................................          40      8,300,696       4.55     207,517        755      53.63
4.845 ....................................          54      9,093,387       4.98     168,396        755      55.62
4.970 ....................................          97     15,619,824       8.55     161,029        741      61.94
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         220   $ 37,848,844      20.73%   $172,040        748      57.66%
                                             =========   ============   ========

As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Mortgage was approximately 3.278448185%.

                                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
100,000 or less ..........................         488   $ 30,229,856      16.56%   $ 61,946        722      65.46%
100,001-200,000 ..........................         452     58,193,311      31.87     128,746        729      65.19
200,001-300,000 ..........................         189     41,901,445      22.95     221,701        731      62.34
300,001-400,000 ..........................          75     22,787,492      12.48     303,833        729      64.54
400,001-500,000 ..........................          38     15,830,898       8.67     416,603        739      67.41
500,001-600,000 ..........................          11      5,513,235       3.02     501,203        758      63.76
600,001-700,000 ..........................           9      5,176,792       2.84     575,199        738      63.70
700,001-800,000 ..........................           2      1,362,599       0.75     681,300        758      62.51
700,001-800,000 ..........................           1        784,170       0.43     784,170        679      53.00
900,001-1,000,000 ........................           1        811,291       0.44     811,291        681      70.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,266   $182,591,088     100.00%   $144,227        730      64.55%
                                             =========   ============   ========


                                               ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  --------
50.00 or less ............................         274   $ 39,788,325      21.79%   $145,213        745
50.01-55.00 ..............................          82     12,672,206       6.94     154,539        735
55.01-60.00 ..............................          99     13,799,912       7.56     139,393        739
60.01-65.00 ..............................         106     15,247,333       8.35     143,843        740
65.01-70.00 ..............................         131     17,646,445       9.66     134,706        725
70.01-75.00 ..............................         173     26,781,650      14.67     154,807        724
75.01-80.00 ..............................         297     45,987,726      25.19     154,841        721
80.01-85.00 ..............................          19      2,427,656       1.33     127,771        704
85.01-90.00 ..............................          51      5,052,654       2.77      99,072        710
90.01-95.00 ..............................          30      2,686,119       1.47      89,537        683
95.01-100.00 .............................           4        501,063       0.27     125,266        751
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......       1,266   $182,591,088     100.00%   $144,227        730
                                             =========   ============   ========

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 64.55%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        8%         16%         24%          32%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................     100%       100%      100%        100%         100%
March 2006.............................................      94         87        79          72           64
March 2007.............................................      88         75        62          51           41
March 2008.............................................      82         64        49          36           26
March 2009.............................................      76         54        38          25           16
March 2010.............................................      69         45        29          17           10
March 2011.............................................      62         37        22          12            6
March 2012.............................................      54         30        16           8            4
March 2013.............................................      46         24        11           5            2
March 2014.............................................      38         18         8           3            1
March 2015.............................................      29         12         5           2            1
March 2016.............................................      19          8         3           1            *
March 2017.............................................       9          3         1           *            *
March 2018.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........       7.19       5.10      3.74        2.83         2.20

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                                 ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       -----------------
Aggregate principal balance ....................        $37,848,844.45        $144,742,243.09
Weighted average mortgage rate .................          5.1160775907%          5.6331000000%
Weighted average servicing fee rate.............          0.2800000000%          0.3300000000%
Weighted average original term to maturity
(months) .......................................                   179                   179
Weighted average remaining term
to maturity (months) ...........................                   155                   153

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                                              PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------      ---------        ----------       --------        ---------       -----------
$922,950......................        4.338%           6.378%          9.000%          12.195%          15.965%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%

[TABLE CONTINUED]
                             AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                            ----------------------  ----------------------
                               BY       BY DOLLAR      BY       BY DOLLAR
                             NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                              LOANS       LOANS       LOANS       LOANS
                            --------  ------------  --------  ------------
                              (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                   THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  101,112   $14,114,861   106,211   $15,669,395
eriod of Delinquency
30 to 59 days ...........    2,182       284,482     2,032       282,672
60 to 89 days ...........      526        70,816       409        51,071
90 days or more(2) ......      696        94,223       555        70,963
Foreclosures Pending ....      787       103,707       747        88,396
                           -------   -----------   -------   -----------
Total Delinquent Loans ..    4,191   $   553,228     3,743   $   493,102
                           =======   ===========   =======   ===========
PPercent of Loan
Portfolio ...............    4.145%        3.919%    3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
Percent of Loan
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ...........     934       142,682       946       161,218
60 to 89 days ...........     216        35,031       186        26,348
90 days or more(2) ......     258        43,618       225        34,430
Foreclosures Pending ....     279        44,333       268        42,461
                           ------   -----------    ------   -----------
Total Delinquent Loans ..   1,687   $   265,664     1,625   $   264,457
                           ======   ===========    ======   ===========
Percent of Loan
Portfolio ...............   3.255%        3.291%    2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:24:57                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS12(POOL # 4710) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4710
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HDR7   100,000,000.00  70,913,874.66     3.750000  %  1,095,900.06
A-2     76110HDS5    45,000,000.00  31,911,243.59     3.050000  %    493,155.02
A-2A    76110HDT3             0.00           0.00     4.950000  %          0.00
A-3     76110HDU0    10,000,000.00   7,091,387.47     4.000000  %    109,590.01
A-4     76110HDV8    95,102,000.00  67,440,513.07     3.350000  %  1,042,222.86
A-5     76110HDW6             0.00           0.00     5.000000  %          0.00
A-P     76110HDX4     1,563,921.66   1,255,228.23     0.000000  %     24,592.93
A-V     76110HDY2             0.00           0.00     0.240209  %          0.00
R-I     76110HDZ9           100.00           0.00     5.000000  %          0.00
R-II    76110HEA3           100.00           0.00     5.000000  %          0.00
M-1     76110HEB1     4,261,200.00   3,933,392.31     5.000000  %     17,464.38
M-2     76110HEC9       516,600.00     476,858.74     5.000000  %      2,117.27
M-3     76110HED7       774,800.00     715,195.80     5.000000  %      3,175.49
B-1     76110HEE5       387,400.00     357,597.90     5.000000  %      1,587.74
B-2     76110HEF2       258,300.00     238,429.37     5.000000  %      1,058.63
B-3     76110HEG0       388,068.36     358,214.85     5.000000  %      1,590.49

-------------------------------------------------------------------------------
                  258,252,490.02   184,691,935.99                  2,792,454.88
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       221,605.86  1,317,505.92            0.00       0.00     69,817,974.60
A-2        81,107.74    574,262.76            0.00       0.00     31,418,088.57
A-2A      131,633.88    131,633.88            0.00       0.00              0.00
A-3        23,637.96    133,227.97            0.00       0.00      6,981,797.46
A-4       188,271.43  1,230,494.29            0.00       0.00     66,398,290.21
A-5        92,730.71     92,730.71            0.00       0.00              0.00
A-P             0.00     24,592.93            0.00       0.00      1,230,635.30
A-V        36,970.47     36,970.47            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        16,389.13     33,853.51            0.00       0.00      3,915,927.93
M-2         1,986.91      4,104.18            0.00       0.00        474,741.47
M-3         2,979.98      6,155.47            0.00       0.00        712,020.31
B-1         1,489.99      3,077.73            0.00       0.00        356,010.16
B-2           993.46      2,052.09            0.00       0.00        237,370.74
B-3         1,492.56      3,083.05            0.00       0.00        356,624.36

-------------------------------------------------------------------------------
          801,290.08  3,593,744.96            0.00       0.00    181,899,481.11
===============================================================================

















































Run:        04/04/05     17:24:57
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS12(POOL # 4710) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4710
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     709.138747   10.959001     2.216059    13.175060   0.000000  698.179746
A-2     709.138746   10.959000     1.802394    12.761394   0.000000  698.179746
A-2A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3     709.138747   10.959001     2.363796    13.322797   0.000000  698.179746
A-4     709.138747   10.959001     1.979679    12.938680   0.000000  698.179746
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     802.615797   15.725167     0.000000    15.725167   0.000000  786.890629
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     923.071510    4.098468     3.846130     7.944598   0.000000  918.973042
M-2     923.071513    4.098471     3.846129     7.944600   0.000000  918.973042
M-3     923.071506    4.098464     3.846128     7.944592   0.000000  918.973042
B-1     923.071519    4.098477     3.846128     7.944605   0.000000  918.973042
B-2     923.071493    4.098451     3.846148     7.944599   0.000000  918.973042
B-3     923.071520    4.098479     3.846126     7.944605   0.000000  918.973041

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:24:57                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS12 (POOL #  4710)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4710
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       38,354.07
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,450.36

SUBSERVICER ADVANCES THIS MONTH                                       28,819.72
MASTER SERVICER ADVANCES THIS MONTH                                    2,597.53


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   2,833,758.43

 (B)  TWO MONTHLY PAYMENTS:                                    4     311,034.70

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      79,245.80


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         43,134.10

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     181,899,481.11

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,260

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 294,233.77

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,972,375.19

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.68567500 %     2.79412200 %    0.51666690 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.64984000 %     2.80522500 %    0.52582680 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,248,077.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,124,038.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.52605416
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              154.10

POOL TRADING FACTOR:                                                70.43474434